Exhibit 10.1
OFFICE LEASE AGREEMENT
BY AND BETWEEN
JUSTICE FEDERAL CREDIT UNION
AND
XYBERNAUT CORPORATION

5175 Parkstone Drive
Chantilly, Virginia

Form Approved: July 20,1999	Office

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		Page

ARTICLE 21	SUBORDINATION	32

ARTICLE 22	HOLDING OVER	33

ARTICLE 23	COVENANTS OF LANDLORD	34

ARTICLE 24	PARKING	35

ARTICLE 25	GENERAL PROVISIONS	35

EXHIBIT A — Plan Showing Premises
EXHIBIT B — Work Agreement
EXHIBIT C — Rules
ARTICLE D — Certificate Affirming Lease Commencement Date
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OFFICE LEASE AGREEMENT
     THIS OFFICE LEASE AGREEMENT (this “Lease”) is dated as of the ___day of ___, 2006, by and between JUSTICE FEDERAL CREDIT UNION, a federally chartered credit union (“Landlord”), and XYBERNAUT CORPORATION, a Delaware corporation (“Tenant”).
ARTICLE 1
DEFINITIONS
     1.1. Building: a two (2) story building containing approximately fifty thousand three hundred twenty-two (50,322) square feet of rentable area as of the date hereof and located at 5175 Parkstone Drive, Chantilly, Virginia 20151. The site upon which the Building is constructed is sometimes referred to herein as the “Land.” The Building includes the roof of the Building and any extensions therefrom, the parking facilities, and all other areas, facilities, improvements and appurtenances relating to the foregoing or to the Land.
     1.2. Premises: approximately nine thousand six hundred fifty-six (9,656) square feet of rentable area located on the first (1st) floor of the Building, as more particularly designated on Exhibit A.
     1.3. Lease Term: thirty-six (36) months, subject to Section 3.1.
     1.4. Anticipated Occupancy Date: the next business day following execution and delivery of this Lease by Landlord and Tenant.
     1.5. Base Rent: two hundred twenty-four thousand five hundred two and 00/100 dollars ($224,502.00) for the first Lease Year (which amount is based on twenty-three and 25/100 dollars ($23.25) per square foot of rentable area in the Premises).
     1.6. Base Rent Annual Escalation Percentage: three percent (3%).
     1.7. Operating Charges Base Year: Calendar Year 2006.
     1.8. Real Estate Taxes Base Year: Calendar Year 2006.
     1.9. Security Deposit Amount: seventy-four thousand eight hundred thirty-four and 00/100 ($74,834.00), subject to Article XI.

1.10.	Brokers:	For Landlord: Donohoe Real Estate Services
For Tenant: CB Richard Ellis
     1.11. Tenant Notice Address: 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033, Attn: John F. Moynahan, until Tenant has commenced beneficial use of the Premises; and 5175 Parkstone Drive, Suite 130, Chantilly, Virginia 20151, Attn: John F. Moynahan, after Tenant has commenced beneficial use of the Premises.
     1.12. Landlord Notice Address: Justice Federal Credit Union, 5175 Parkstone Drive, Suite 200, Chantilly, Virginia 20151, Attn: Facilities Manager and to Donohoe Real Estate Services, 1005 North Glebe Road, Arlington, Virginia 22201.
     1.13. Building Hours: 7:00 a.m. to 6:00 p.m. Monday through Friday (excluding legal public holidays) and 8:00 a.m. to 1:00 p.m. on Saturday (excluding legal public holidays), and such other hours, if any, as Landlord may determine from time to time.
     1.14. Guarantor(s): not applicable.
     1.15. Retail Area: None.
     1.16. Tenant’s Proportionate Share: 19.19% for Operating Charges and 19.19% for Real Estate Taxes as of the date hereof.
     1.17. Holidays: New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day and any additional holidays determined by Landlord and commonly recognized by other similar office buildings in the Tysons Corner, Northern Virginia areas.
     1.18. Landlord Payment Address: c/o Donohoe Real Estate Services, 2101 Wisconsin Avenue, N.W., Washington, D.C. 20007.
ARTICLE 2
PREMISES
     2.1. Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use the common and public areas of the Building and the Land. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, janitorial closes, telephone rooms, parking areas or other non-common or non-public areas of the Building.
ARTICLE 3
TERM
     3.1. All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on the Lease Commencement Date specified in Section 3.2. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

     3.2. The “Lease Commencement Date” shall be the earlier of (a) February 1, 2006, or (b) the date on which Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to conduct its business from any portion of the Premises. Notwithstanding the foregoing, Tenant shall not have any right to commence beneficial use of the Premises unless the same are vacant and delivered to Tenant by Landlord and during any period Tenant is in breach of any of its obligations under this Lease. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute the certificate confirming the Lease Commencement Date attached to this Lease as Exhibit D. Failure to execute said certificate shall not affect the commencement or expiration of the Lease Term.
     3.3. It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Occupancy Date; provided, however, that if Landlord does not deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable, as a result thereof.
     3.4. “Lease Year” shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is on the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.
     3.5. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, to renew the term of this Lease for one (1) additional period of three (3) years (the “Renewal Term”). If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the initial Lease Term provided in Sections 1.3 and 3.1 of this Lease. The right of renewal therein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:
          (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of such election not later than nine (9) months prior to the expiration of the initial Lease Term. The Renewal Term shall be governed by all applicable provisions of this Lease, including continuing annual escalations in Base Rent by the Base Rent Escalation Percentage on the first (1st) day of the Renewal Term and on the first (1st) day of each succeeding Lease Year, all in accordance with Section 4.1 and Tenant’s continue occupancy of the Premises in its then “as is” condition.
          (b) If Tenant’s renewal notice if not given timely, then Tenant’s right of renewal shall lapse and be of no further force or effect.
          (c) If Tenant is in default under this Lease on the date Tenant sends a renewal notice or any time thereafter until the Renewal Term is to commence, then, at

Landlord’s election, the Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the initial term of this Lease.
          (d) If at any time any portion of the Premises has been subleased or assigned, or if this Lease has been terminated with respect to any such portion, then Tenant’s rights pursuant to this Section shall lapse and be of no further force or effect.
          (e) Tenant’s right of renewal under this Section may be exercised only by Tenant and may not be exercised by or for the benefit of any transferee, sublessee or assignee of Tenant.
          (f) If Landlord provides notice to Tenant at any time prior to the end of the thirteenth (13th) month prior to the end of the initial Lease Term that Landlord intends to expand its business operations into the Premises during the period of the Renewal Term, then Tenant’s right of renewal shall lapse and be of no further force or effect.
ARTICLE 4
BASE RENT
     4.1. (a) From and after the Lease Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each succeeding Lease Year the Base Rent in effect shall be increased in the following manner: (1) The Base Rent Annual Escalation Percentage (as defined in Section 1.6) shall be multiplied by the Base Rent set forth in Section 1.5 above to arrive at the amount of the increase in the Base Rent; (2) The amount determined in Step (1) above shall be added to the Base Rent set forth in Section 1.5 above to arrive at the Base Rent payable for such Lease Year. Such revised Base Rent shall thereafter be the Base Rent for all purposes, including without limitation, calculating the increase in Base Rent for the succeeding year.
          (b) Promptly after the determination of an increase in the Base Rent pursuant to this Section, Landlord shall submit to Tenant a statement setting forth the amount of such increase together with Landlord’s calculation thereof.
     4.2. Concurrently with Tenant’s execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.

     4.3. All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose a returned check charge of One Hundred Dollars ($100.00) to cover Landlord’s administrative expenses and overhead for processing, and (ii) to require that all future payments be remitted by wire transfer, money order, or cashier’s or certified check.
     4.4. Landlord and Tenant agree that no rental or other payment for the use of occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises. Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord’s approval of any sublease, license, concession or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article VII.
ARTICLE 5
INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES
     5.1. Landlord hereby agrees to operate and maintain the common areas and the Building in a manner substantially similar to that of similar class office buildings in the Westfields submarket in Chantilly, Virginia.
     5.2. (a) From and after the first (1st) day of the second (2nd) Lease Year, Tenant shall pay an additional rent Tenant’s Proportionate Share of the amount by which Operating Charges for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the “Operating Charges Base Amount”) equal to the Operating Charges incurred during the Operating Charges Base Year. Tenant’s Proportionate Share with respect to Operating Charges set forth in Article 1 has been calculated to be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding any below-grade storage, roof and parking area). Tenant’s Proportionate Share is subject to adjustment by Landlord during the Lease Term due to permitted expansions of contractions of the Premises or changes in the layout or configuration of or standards for the Building.

          (b) “Operating Charges” shall mean the sum of the following expenses incurred by Landlord in the ownership and operation of the Building: (1) electricity, gas, water, HVAC, sewer and other utility charges of every type and nature; (2) premiums, deductibles and other charges for insurance; (3) management fees and personnel costs of the Building; (4) costs of service, access and maintenance contracts relating to the Building as a whole; (5) maintenance, repair and replacement expenses and supplies which are deducted by Landlord in computing its federal income tax liability; (6) depreciation for capital expenditures made by Landlord to reduce operating expenses if Landlord reasonably estimates that the annual reduction in operating expenses shall exceed such depreciation or to comply with legal or insurance requirements applicable after the date hereof; (7) charges for janitorial and cleaning services and supplies furnished to the Building; (8) any business, professional or occupational license tax payable by Landlord with respect to the Building; (9) reasonable serves for replacements, repairs and contingencies; (10) sales, use and personal property taxes payable in connection with tangible personal property and services purchased for the Building; (11) accounting fees relating to the determination of Operating Expenses (and tenants’ proportionate shares thereof) and the preparation of statements required by tenant leases; (12) expenses incurred in connection with concierge services provided to the Building (if any) special assessments, fees, penalties and other charges and costs for transit, transit encouragement traffic reduction programs, or any similar purposes; and (13) any other expense incurred by Landlord in maintaining, repairing or operating the Building. Operating Charges shall not include: (i) principal or interest payments on any Mortgages (as defined in Section 21.1); (ii) leasing commission or legal fees with respect to the negotiation of leases; (iii) depreciation for capital expenditures, except as specified above; (iv) the costs of special services and utilities separately charged to particular tenants of the Building; and (v) the cost of any improvement, alteration, addition, change, replacement equipment, extraordinary repair, and other item which under generally accepted accounting principles (“GAAP”) is properly classified as a capital expenditure, except (A) capital expenses required by any law taking effect after the date hereof and which the Building does not comply and (B) capital expenses pursuant to (6) above, in all of which cases the costs thereof shall be included in operating expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over the useful life thereof as determined by GAAP with an interest factor equal to the “prime rate” (as published in the Money Rates section the Wall Street Journal) at the time of Landlord’s having actually incurred said expenditure.
          (c) If the average occupancy rate for the Building during any calendar year (including the Operating Charges Base Year) is less than one hundred percent (100%), or if any tenant is separately paying for (or does not require) electricity or janitorial services furnished to its premises, then Landlord may include in Operating Charges for such year additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been one hundred percent (100%) and if Landlord paid for electricity and janitorial services furnished to such premises. In no event shall the provisions of this subsection be used to enable Landlord to collect from the tenants of the Building ore than one hundred percent (100%) of Operating Charges [it being understood that for the purposes hereof Landlord shall be deemed to have paid and collected from Landlord a proportionate share of Operating Charges consistent with the terms of this Lease with respect to portions of the Building occupied by Landlord].
          (d) From and after the first (1st) day of the second (2nd) Lease Year, Tenant shall make estimated monthly payments to Landlord on account of the amount by which Operating Charges that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Charges Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord’s reasonable estimate of such excess and Tenant’s Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one-twelfth (1/2) of each such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time during any calendar year, Landlord may revise Landlord’s estimate and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant’s Proportionate Share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, (2) the aggregate amount of Tenant’s estimated payments made on account of Operating Charges during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall credit the net overpayment toward Tenant’s next estimated payment(s) pursuant to this Section, or, with respect to overpayments in the calendar year during which the Lease Term expires, Landlord shall refund to Tenant the net overpayment. If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent within ten (10) days of Tenant’s receipt of such statement.
     5.3. (a) From and after the first (1st) day of the second (2nd) Lease Year, Tenant shall pay as additional rent Tenant’s Proportionate Share of the amount by which Real Estate Taxes for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the “Real Estate Taxes Base Amount”) equal to the Real Estate Taxes incurred during the Real Estate Taxes Base Year. Tenant’s Proportionate Share with respect to Real Estate Taxes shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding any roof and parking area).
          (b) “Real Estate Taxes” shall mean (1) all real estate taxes, vault and/or public space rentals, rates and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building or the Land or Landlord’s personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the gross rents payable by tenants ;of the Building and any transit tax and any assessment imposed in connection with business improvements or similar districts, and (3) reasonable expenses (including, without limitation, attorneys’ and consultants’ fees and court costs) incurred in reviewing, protesting or seeking a reduction or abatement of, or otherwise defending or participating in any challenge to real estate taxes, whether or not such protest or reduction is ultimately successful. Tenant shall not initiate or participate in any contest of Real Estate Taxes without Landlord’s prior written consent. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, succession, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building, nor shall Real Estate Taxes include any transfer or excise taxes or taxes, or provided Tenant has timely paid Tenant’s Proportionate Share of Real Estate Taxes, any interest or penalties incurred as a result of Landlord’s failure to timely pay Real Estate Taxes (except for penalties on Real Estate Taxes which Landlord has not paid as a result of a bona fide contest) provided, however, that if the taxing authority permits a taxpayer to elect to pay in installments, then, for purposes of determining the amount of Real Estate Taxes, if Landlord so elects to pay in installments, all interest charges in connection therewith shall be deemed Real Estate Taxes. Notwithstanding any provisions to the contrary, in no event shall Real Estate Taxes include any tax or assessment attributable to any period occurring prior to the Lease Commencement Date or subsequent to the expiration or sooner termination of this Lease.
          (c) If during any calendar year (including the Real Estate Taxes Base Year) the Building is not fully assessed for tax purposes, then Landlord may include in Real estate Taxes for such year all additional taxes, as reasonably estimated by Landlord, which would have been incurred during such year if the Building had been fully assessed; provided, however, that in no event shall Landlord be entitled to collect from tenants on account of Real Estate Taxes in any calendar year (including the Real Estate Taxes Base Year) more than one hundred percent (100%) of the actual Real Estate Taxes payable by Landlord with respect to such calendar year [it being understood that for the purposes hereof Landlord shall be deemed to have paid an collected from Landlord a proportionate share of Operating Charges consistent with the terms of this Lease with respect to portions of the Building occupied by Landlord].
          (d) From an dafter the first (1st) day of the second (2nd) Lease Year, Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Estate Taxes that are expected to be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord’s reasonable estimate of such amount and Tenant’s Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time during any calendar year, Landlord may revise Landlord’s estimate and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant’s Proportionate Share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant’s estimated payments made during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall credit the net overpayment toward Tenant’s next estimated payment(s) pursuant to this Section, or, with respect to the overpayments in the calendar year during which the Lease Term expires, Landlord shall refund to tenant the net overpayment. If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent within ten (10) days of Tenant’s receipt of such statement.
     5.4. If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant’s liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant’s Proportionate Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).
ARTICLE 6
USE OF PREMISES
     6.1. Tenant shall use and occupy the Premises solely for general (non-medical, non-retail and non-governmental) office purposes compatible with first class office buildings in the jurisdiction in which the Building is located, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or use of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the “ADA”) and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) (collectively, “Laws”) concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein; all of which shall be complied with in a timely manner at Tenant’s sole expense. Notwithstanding the foregoing, but subject to Section 6.4, Landlord at its expense (subject to reimbursement pursuant to article V, if and to the extent permitted thereby) shall take steps necessary to comply with Laws to the extent the same applies directly to the Building structure and systems and the common areas of the Building as a whole; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant, or if any improvements made by Landlord to comply with such Laws benefit solely the Premises, then such compliance shall be at Tenant’s cost; and provided further, however, that Tenant at its expense shall be responsible for all space within the Premises being in compliance with such Laws. If any such Law requires a occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant’s expense and shall promptly deliver a copy thereof to Landlord. Without limiting the generality of the foregoing, Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof and/or the underwriters insuring the Building. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events outside the Premises either in the Building or on the Land.
     6.2. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.
     6.3. Tenant shall not cause or permit any Hazardous Materials to be generated, used, treated, released, stored or disposed of in or about the Building or the Land, provided that Tenant may use and store normal and reasonable quantities of standard cleaning and office materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises so long as same is properly, safely and lawfully stored and used by Tenant, and the quantity of same does not equal or exceed a “reportable quantity” as defined in 40 C.F.R. 302 and 305, as amended. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. “Hazardous Materials” means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “Hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity; toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. “Environmental Law” means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq. the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 e seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 84-1 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health act, 29 U.S.C. § 651 et seq., and any so-called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). Tenant shall: (i) give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord’s prior written consent, which shall not be unreasonably withheld, and (ii) promptly deliver to Landlord copies of any notices or other items received from or submitted to any governmental or quasi-governmental agency, or any claim instituted or threatened by any third party, concerning the Premises, the occupancy or use thereof, or the existence or potential existence of Hazardous Materials therein. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord’s satisfaction, to perform, at Tenant’s sole cost and expense, any lawful action necessary to address same. “Environmental Default” means any of the following by Tenant or any Agent (hereinafter defined): a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building: an environmental condition requiring responsive action; or an emergency environmental conditions. Notwithstanding the termination or any other provision of this Lease, Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord’s affiliates, shareholders, partners, directors, officers, employees, agents (including specifically the Building’s property manager) and representatives (collectively, “Landlord’s Representatives”) harmless from and against any and all claims, judgments, damages (including indirect and consequential damages), penalties, fines, liabilities, losses, suites, administrative proceedings, costs and expenses of ay kind or nature, known or unknown, contingent or other, which arise out of or are in any way related to the acts or omissions of Tenant or any Agent (including, but not limited to, attorney, consultant, laboratory and expert fees and any diminution in the value of the Building, damages for the loss or restriction on use of any space or amenity of the Building and damages arising from any adverse impact on marketing of space), whether before, during or after the Lease Term, arising from or related to the generation, use, presence, transportation, storage, treatment, disposal, or release of Hazardous Materials in or about a the Premises or the Building.

     6.4. Landlord at its expense (subject to reimbursement pursuant to Article V to the extent permitted thereby) shall take steps necessary to comply with Title III of the ADA to the extent same applies directly to the common areas of the Building s a whole; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant or any Agent, or if any improvements made by Landlord to comply with the ADA benefit solely the Premises, then such compliance shall be at Tenant’s cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises (including suite entry doors and related items) and the business conducted therein. Any Alterations (as defined in Section 91.) made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease: provided, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA. Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord’s Representatives harmless from and against any and all claims, judgments, damages (including indirect and consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature based on or arising out of Tenant’s failure to comply with any of the requirements of the ADA as aforesaid. Notwithstanding anything in this Article to the contrary, if Landlord causes improvements to be made to the common areas of the Building to comply with the ADA, and such improvements solely benefit the Premises, then Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the performance of such improvements.
ARTICLE 7
ASSIGNMENT AND SUBLETTING
     7.1 Tenant shall not assign, transfer or otherwise encumber (collectively, “assign”) this Lease or all or any of Tenant’s rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, “sublet”) the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord and Tenant hereby agree that it shall be reasonable under this Lease for Landlord to withhold consent to any assignment of Tenant’s interest in this Lease or a sublease of any portion of the Premises if one or more of the following apply, provided that he following shall not limit other reasonable grounds for withholding consent: (a) the assignee or subtenant intends to use the Proposed Sublet (hereinafter defined) for purposes which are not permitted under this Lease or not in keeping with the character of a Class A building in the Westfields submarket, or the assignee or subtenant is not a reasonably experienced and reputable operator of the business the assignee or subtenant plans to operate: (b) the assignee or subtenant is either a governmental authority or any other person enjoying sovereign or diplomatic immunity; (c) the proposed sublease or assignment may cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or may give another tenant of the Building a right to cancel its lease or to reduce its obligations for its lease; (d) the assignee or subtenant is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease with respect to an assignment or under the proposed sublease with respect to a sublease, as of the date Landlord’s consent is requested: (c) either the assignee or subtenant, or any person which directly or indirectly controls, is controlled, by, or is under common control with, the assignee or subtenant, (i) leases or occupies space in the Building upon the date Landlord receives Tenant’s Request Notice (hereinafter defined), or at any time thereafter until the Landlord’s consent is granted, or (ii) is negotiating with landlord to lease space in the Building at such time. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any assignment or subletting, Landlord’s consent thereto, the listing or posting of any name other than Tenant’s, or Landlord’s collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subletting. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant or Tenant. For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to landlord upon receipt of notice from landlord specifying same. Landlord’s collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively “mortgage”) this Lease without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall pay to Landlord an administrative fee equal to five hundred dollars ($500) plus all other expenses (including attorneys’ fees and accounting costs) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting, or mortgage, and Landlord’s receipt of such sum shall be a condition to Landlord providing such consent. Tenant shall notify landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease. Any sublease, assignment or mortgage shall at landlord’s option, be effected on forms approved by Landlord. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage, and any document required by Landlord in connection with its consent thereto, within ten (1) days after execution thereof.
     7.2. If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability lf the partners shall be deemed a prohibited assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation or a partnership with a corporate general partner, then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a prohibited assignment of this Lease subject to the provisions of this Article; provided, however, that if Tenant is a corporation whose stock is traded through a national or regional exchange or over-the-counter market, then the foregoing portion f this sentence shall be applicable only if such event has or is intended to have the effect of limiting liability under this Lease. Notwithstanding anything contained in this Article VII to the contrary, provided Tenant is not in default hereunder, Tenant may, upon not less than ten (10) days’ prior written notice to Landlord (which notice shall contain a written certified from Tenant, signed by an authorized representative of Tenant, containing a representation as to the true, correct and complete legal and beneficial relationship of Tenant and the proposed assignee, transferee or subtenant), but without Landlord’s prior written consent and without being subject to Landlord’s rights and Tenant’s obligations set forth in Section s7.4 and 7.5 below, assign or transfer its entire interest in this Lease or sublease the entire Premises to any of the following (each, an “Affiliate”): (a) to a corporation or other business entity (herein sometimes referred to as a “successor corporation”) into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred or sold, provided that such successor corporation shall have a net worth and liquidity factor at least equal to the net worth and liquidity factor of Tenant as of the date hereof or the date immediately before such transfer whichever is greater, and provided that the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease and the proposed use of the Premises is in compliance with Article VI; or (b) to a corporation or other business entity (herein sometimes referred to as a “related corporation”) which shall control, be controlled by or be under common control with Tenant, provided that such related corporation shall have a net worth and liquidity factor at least equal to the net worth and liquidity factor of Tenant as of the date hereof or the date immediately before such transfer, whichever is greater, and provided that the related corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease (without relieving Tenant therefrom) and the proposed use of the Premises is in compliance with Article VI. In the event of any such assignment or subletting, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. For purposes of clause (b) above, “control” shall be deemed to be ownership of more than fifty (50%) of the stock or other voting interest of the controlled corporation or other business entity. Notwithstanding the foregoing, if Tenant structures an assignment or sublease to an entity that meets the definition f an Affiliate as specified above for the purpose of circumventing the restrictions on subleases and assignments provided elsewhere in this Article VII, then such subtenant or assignee shall conclusively be deemed not to be an Affiliate and subject to all such restrictions. Additionally, nothing in this Article VII shall limit or prohibit the initial public offering or subsequent trading of Tenant’s stock on a recognized securities exchange or market, or any change in stock ownership or control resulting therefrom.
     7.3. If any time during the Lease Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Tenant’s request to Landlord for Landlord’s consent thereto. Tenant shall give notice to Landlord in writing (“Tenant’s Request Notice”) containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction (including a copy of the proposed document for same); the commencement date of the proposed assignment, subletting or other transaction (the “Proposed Sublease Commencement Date”); the area proposed to be assigned, sublet or otherwise encumbered (the “Proposed Sublet Space”); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.
     7.4. Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice of such termination within thirty (30) days after Landlord’s receipt of Tenant’s Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to the portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. Fifty percent (50%) of the cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Tenant to landlord as additional rent hereunder. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date.
     7.5. If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other insolvency Law) provides that the subtenant or assignee there under is to pay any amount in excess of the rental and other charges due this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis). Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant (it being understood that Landlord is not intending to receive any amounts which are considered to be based on net income or profits of Tenant or any subtenant or assignee). Except as otherwise provided in Section 7.2 in connection with an assignment, transfer, or sublease to Affiliate or related corporation, if an assignment is deemed to have occurred pursuant to Section 7.2. then for purposes of this Section the rent payable by the assignee shall be deemed to be increased to the then fair market rent for the Premises as reasonably determined by Landlord. Acceptance by landlord of any payments due under this Section shall not be deemed to constitute approval by landlord of any sublease or assignment, not shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease or assignment.
     7.6. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord’s request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease.
ARTICLE 8
MAINTENANCE AND REPAIRS
     8.1. Tenant, at Tenant’s sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in first-class condition and repair, in a clean, safe and tentable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall maintain throughout the Lease Term, at Tenant’s sole cost and expense, a maintenance and service contract for the maintenance and repair of any and all special tenant areas, facilities, finishes and non-Building standard equipment and systems installed in or serving the Premises (including, without limitation, any supplemental heating ventilation and air conditioning equipment, special fire protection equipment telecommunications and computer equipment, kitchen/gallery equipment, all other furniture, furnishings, equipment and systems of Tenant and all Alterations (collectively, “Tenant Items”)). Each such contract shall be with a contractor licensed to do business in the jurisdiction in which the Building is located and otherwise approved by landlord, and shall cover all parts and labor. From time to time, at landlord’s request, Tenant shall provide landlord with copies of all maintenance and service contracts. Tenant shall give landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order an condition equal to or better than their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Article XVII. Except as otherwise provided in Article XIII and XVII, all injury, breakage and damage to the Premises and to any other part of the

Building or the Land caused by any act or omission of any agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer, invitee or guest of Tenant (collectively, “Agents”) or Tenant, shall be repaired by and at Tenant’s expense, except that Landlord shall have the right at Landlord’s option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith. Landlord shall provide and install replacement tubes for Building standard fluorescent light fixtures (subject to reimbursement pursuant to Article V). All other bulbs and tubes for the Premises shall be provided and installed at Tenant’s expense; provided that if Tenant elects to supply the bulbs or tubes to Landlord, then Landlord shall provide the labor involved for such replacement at no cost to Tenant. If any lien (or a petition to establish such lien) is filed in connection with Tenant’s fulfillment of its obligations under this Section, such lien (or petition) shall be discharged by tenant within ten (10) days thereafter at Tenant’s sole cost and expense, by the payment thereof or the filing of a bond acceptable to Landlord.
     8.2. Except as otherwise provided in this Lease, Landlord at its expense shall keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, and the building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by landlord in the operation of the Building (collectively, the “Building Structure and Systems”), clean and in good operating condition, and promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of all Tenant Items shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs whatsoever brought about by any act or neglect of Tenant or any Agent.
ARTICLE 9
ALTERATIONS
     9.1 Tenant shall accept the Premises in its “as is” condition as of the date possession of the Premises is delivered to Tenant. The initial improvement of the Premises under this Lease, if any, shall be accomplished by Tenant or its designated contractor in accordance with all applicable provisions of this Lease (including, without limitation, Articles IX, XIII and XIX). Landlord is under no obligations to make any structural or other alterations, decorations, additions, installations, demolitions, improvements or other changes (collectively, “Alterations”) in or to the Premises or the Building except as may be otherwise expressly provided in this Lease.
     9.2. Tenant shall not make or permit anyone to make any Alternations in or to the Premises or the Building, without the prior written consent of landlord, which consent may be withheld or granted in Landlord’s sole and absolute discretion. Any Alterations made by Tenant shall be made: (a) in a good workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a licensed and bonded contractor, on days at times and under the supervision of an architect approved in writing by landlord; (d) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to landlord, which plans and specifications shall be approved in writing by Landlord at Landlord’s standard charge; (e) in accordance with all Laws and the requirements of any insurance company insuring the Building or any portion thereof and of the Underwriters’ Association of the jurisdiction in which the Building is located; (f) after having obtained any requirement consent of the holder of any Mortgage; (g) after providing Landlord with certificates of insurance evidencing that Tenant’s contractors maintain commercial general liability, workers compensation and commercial automobile coverages, written with terms and limits satisfactory to Landlord: and (h) after Tenant has obtained and delivered to landlord written, unconditional waivers of mechanics’ and materialmen’s liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations; and (i) upon request, after Tenant has delivered to landlord documentation reasonably satisfactory to Landlord evidencing Tenant’s financial ability to complete the Alteration in accordance with the provisions of this Lease (including, without limitation, a payment or performance bond). If any lien (or a petition to establish such a lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. Tenant acknowledges that any Alteration is being accomplished for Tenant’s account, landlord having no obligation or responsibility in respect thereof. All Alterations (including, without limitation, those involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building) shall at Landlord’s election, be performed by Landlord’s designated contractor or subcontractor at Tenant’s expense. If Landlord elects not to so perform such work, then Landlord shall be paid a reasonable construction supervision fee comparable to such fees being charged in the Westfields submarket of Chantilly, Virginia for such services (not to exceed five and one-half percent (5.5%) of the cost of such work). Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place.
     9.3. If any Alterations are made without prior written consent of Landlord, Landlord shall have the right at Tenant’s expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination f the Lease Term; provided however, that (a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration r earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove at its expense all Alterations and other items (including any telecommunications equipment and wiring) in the Premises or the Building which Landlord designates in writing for removal. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right at Tenant’s expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord’s option be deemed abandoned or become the property of Landlord to be surrendered with the Premises as a part thereof; provided, however, that landlord shall have the right at Tenant’s expense to remove from the Premises any or all such furniture, furnishings and equipment. Alteration or other items which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs (including a construction management fee) incurred by landlord in effectuating such return.
ARTICLE 10
SIGNS
     10.1 Landlord will list Tenant’s name in the Building director, and provide Building standard signage on one suite entry door. In no event shall the total area available for Tenant’s listing on the Building director exceed Tenant’s proportionate share (“Tenant’s Maximum Signage Area”) of the total area of such directory reserved by landlord for Tenant listings (“Building Signage Area”); Tenant’s maximum Signage Area in the Building directory being equal to the product of (a) the Buildings Signage Area, and (b) the percentage which is equal to the faction, the numerator of which is the number of square feet of total rentable area in the Premises and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding any below-grade storage, roof and parking area) subject to adjustment during the Lease Term due to permitted expansions or contractions of the Premises or changes in the layout or configuration of or standards for the Building. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant’s expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building, provided, however that landlord shall only affix, install or display signs on the interior of the Premises which pertain to management or operations of the Building.

ARTICLE 11
SECURITY DEPOSIT
     11.1 Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount (as defined in Section 1.9) as a security deposit which shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. Within approximately thirty (30) days after the later of the expiration or earlier termination of the Lease Term or Tenant’s vacating the Premises, Landlord shall return such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant’s obligations, or any default by Tenant, under this Lease. If there shall be any default under this Lease by Tenant, then landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three (3) business days after landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant’s failure to do so shall constitute an Event of Default under this Lease.
     11.2. If Landlord transfers the security deposit to any purchaser or other transferee of Landlord’s interest in the Building or the Land, then Tenant shall look only to such purchaser or transferee for the return of the security deposit. Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any security deposit made by Tenant hereunder unless such holder actually receives such security deposit. Tenant shall not pledge, mortgage, assign or transfer the Security Deposit or any interest therein.
     11.3. Provided that, as of the first day of the second Lease Year (the “Adjustment Year”), no default on the part of Tenant under this Lease shall have theretofore occurred, Tenant shall have the right to request that the amount of the Security Deposit applicable for the remainder of the Lease Term be reduced to the sum of Fifty-Six Thousand One Hundred Twenty-Five and 50/100 Dollars ($56,125.50) upon written notice to Landlord. If all of the aforesaid conditions are met for such Adjustment Year, landlord shall so reduce the amount of the Security Deposit by refunding to Tenant the sum of Eighteen Thousand Seven Hundred Eight and 50/100 Dollars ($18,708.50) within thirty (30) days of Landlord’s receipt of Tenant’s written notice.
ARTICLE 12
INSPECTION
     12.1. Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises, without charge therefore and without diminution of the rent payable by Tenant in order to examine, inspect or protect the

Premises and the Building, to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary or desirable, or to exhibit the same at to brokers, prospective tenants, lenders, purchasers and others. Except in the vent of an emergency, landlord shall endeavor to minimize disruption to Tenant’s normal business operations in the Premises in connection with any such entry.
ARTICLE 13
INSURANCE
     13.1. Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Building, which will in any way increase the rate of fire insurance or the insurance on the Building. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other items of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due to any such activity, equipment, or other item shall be conclusive evidence thereof.
     13.2. (a) Throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including those set forth in Sections 6.3 6.4 and 15.2), premises and operations coverage, broad form property damage coverage (including vandalism and malicious mischief coverage) and independent contractors coverage (including vandalism and malicious mischief coverage) and independent contractors coverage, and containing and endorsement for personal injury and fire damage liability, (2) business interruption insurance, (3) all-risk property insurance, (4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) worker’s compensation insurance (6) employer’s liability insurance, (7) umbrella liability insurance, and (8) boiler and machinery coverage insuring Tenant’s mechanical, electrical and plumbing systems if installed. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than One Million Dollars ($1,000,000) combined single limit per occurrence with a Two Million dollars ($2,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the annual Base Rent then in effect. Such property insurance shall be in an amount not less than that required to replace all tenant improvements installed in the Premises (except to the extent of any Building Standard Allowances provided by Landlord), all Alterations and all other contents of the Premises (including, without limitation Tenant’s trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdictions in which the Building is located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-

each employee. Such umbrella or excess liability coverage shall be in an amount no less than Five Million Dollar ($5,000,000) annual aggregate limit.
          (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has a rating equal to or exceeding A:XI from Best’s Insurance Guide; (2) name Landlord, Landlord’s Representatives and the holder of any Mortgage as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and Landlord’s Representatives from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease): (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord and Landlord’s Representatives in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; and (7) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require higher minimum amounts or different types of insurance. Tenant shall deliver a certificate of all such insurance (and, upon request, receipts evidencing payment therefore and/or copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.
ARTICLE 14
SERVICES AND UTILITIES
     14.1. Subject to Tenant’s obligations specified in this Lease: (a) Landlord will furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord’s reasonable judgment, and (b) Landlord will provide janitorial service on Monday through Friday (or, at Landlord’s option, Sunday through Thursday) only (excluding legal public holidays), electricity sufficient for lighting purposes and normal office use only, water, elevator service (wit at least one (1) elevator in operation at all times, except in the event of an emergency), and exterior window-cleaning service. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant shall pay for such extra service in accordance with Landlord’s then-current schedule (initially, such extra service shall be provided at the rate of $27.50 per hour, subject to increase from time to time). To the extent Tenant provides or contracts for any services to the Premises directly from the supplier (which Tenant shall not be permitted to do without Landlord’s prior written consent), Tenant shall enter into and maintain a service contract therefore with a contractor licensed to do business in the jurisdiction in which the Building is located and otherwise approved by Landlord. From time to time, at Landlord’s request, Tenant shall provide Landlord with copies of all service contracts. Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency). Access after normal business hours shall be by a perimeter electronic access system (it being agreed that Landlord may impose a reasonable charge for all card-keys or similar devices issued to Tenant).
     14.2 Landlord may install checkmeters to electrical circuits serving tenant’s equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant’s electricity consumption is excessive, then Landlord may install at Tenant’s expense submeters to ascertain Tenant’s actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility. Tenant’s electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds the average electricity consumption per square foot of rentable area during the same period for typical similarly situated tenants in the Building, as reasonably calculated by Landlord.
     14.3. Tenant shall reimburse Landlord for the cost, of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage per square foot of rentable area) during the same period for the entire Building as reasonably calculated by Landlord.
     14.4. Landlord shall not have any liability to Tenant and Tenant shall not be entitled to terminate this Lease or receive a rent abatement, in the event of Landlord’s failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder.
ARTICLE 15
LIABILITY OF LANDLORD
     15.1. Landlord and Landlord’s Representatives shall not be liable to Tenant, any Agent or any other person or entity for any and all damage, injury, loss or claim based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from ay use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearances or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in t his Lease; and leakage in any part of the Premises or the Building from water, rain, ice, snow, dampness or humidity that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity evicted or is entitled to a rent abatement. Ay property placed by Tenant or any Agent in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefore. Any person receiving an article delivered for Tenant shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent. For purposes of this Article, the term “Building” shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person or any damage to Tenant’s property caused by Landlord’s willful misconduct or gross negligence to the extent such injury or damage is not covered by insurance either carried by Tenant (or such person) or required by this Lease to be carried by Tenant; provided, however, that neither Landlord nor any of Landlord’s Representatives nor any past, present or future board member, partner, trustee, director, member, officer, employee, agent, representative or advisor of any of them shall under any circumstances be liable for any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business) in connection with or relating to this Lease.
     15.2. Tenant shall reimburse Landlord and Landlord’s Representatives for (as additional rent), and shall indemnify, defend upon request an hold them harmless from and against all costs, damages, claims, liabilities, expenses (including reasonable attorneys’ fees, losses, penalties and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (i) use and occupancy of the premises or the business conducted therein, (ii) any act or omission of Tenant or any Agent, (iii) any breach of Tenant’s obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (iv) any entry by Tenant or any Agent upon the Land prior to the Lease Commencement Date.
     15.3. If any landlord transfer the Building or such landlord’s interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer. Within five (5) days after such transferee’s request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such Attornment provided such transferee recognizes this Lease and assumes the obligations of Landlord hereunder which accrue from and after the date of transfer.
     15.4. Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable t Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

     15.5. If Tenant or any Agent is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building. No other asset of Landlord, and no asset of any of Landlord’s Representatives (or any past, present or future board member, partner, director, member, officer, trustee, employee, agent, representative or advisor of any of them (each, an “officer”)) or any other person or entity, shall be available to satisfy or be subject to any such judgment. No such Landlord’s Representative, officer or other person or entity shall be held to have personal liability for satisfaction of any claim or judgment whatsoever under this Lease.
ARTICLE 16
RULES
     16.1. Tenant and Agents shall at all times abide by and observe the rules specified in Exhibit C. Tenant and Agents shall also abide by and observe any other rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall use reasonable effort not to enforce any rule or regulation in a manner which unreasonably discriminates among similarly situated tenants.
ARTICLE 17
DAMAGE OR DESTRUCTION
     17.1. If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they are in prior to such damage or destruction; provided, however, that if in Landlord’s judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of al required governmental permits), then Landlord shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable or used after such damage or destruction) and paid to the later of (a) the date of such casualty or destruction, or (b) the date Tenant vacates the Premises. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premise are substantially complete. Tenant shall be required to pay rent only for the portion of the Premises that is usable while such repair and restoration are being made; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any Agent, then Tenant shall not be entitled to any such rent reduction. After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant with respect to Tenant Items), Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (a) if such damage or destruction was caused by the act or omission of Tenant or any Agent, then Tenant shall pay Landlord’s deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction, (b) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, and (c) Landlord shall not be required to repair or restore any tenant improvements installed in the Premises (except to the extent of any Building Standard Allowances provided by Landlord), any Alterations or any other contents of the Premises (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment or personal property). Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (1) insurance proceeds are insufficient to pay the full cost of such repair and restoration, (2) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (4) the damage to the Building exceeds twenty-five percent (25%) of the replacement value of the Building.
ARTICLE 18
CONDEMNATION
     18.1. If one-third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent s hall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, purposes, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.
     18.2. All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value for the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages.

Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall I no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.
ARTICLE 19
DEFAULT
     19.1. Each of the following shall constitute an “Event of Default:” (a) Tenant’s failure to make when due any payment of the Base Rent, additional rent or other sum; provided, however, that with respect to the first such failure in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) days after Landlord delivers written notice thereof to Tenant (provided, further, however, that such notice requirement and cure period shall no longer be applicable if Tenant fails to make any such payment more than three (3) times during the Lease Term); (b) Tenant’s failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure shall continue for a period of ten (10) days after Landlord sends Tenant written notice thereof (or such shorter period as is appropriate if such failure is capable of being cured sooner); provided, however, that if such cure cannot reasonably be effected within such ten (10) day period and Tenant begins such cure promptly within such ten (10) day period and is pursuing such cure in good faith and with diligence and continuity during such ten (10) day period, then, except in the event of an emergency, Tenant shall have such additional time up to an additional thirty (30) days as is reasonably necessary to effect such cure; (c) Tenant’s failure to occupy continuously the Premises; (d) an Event of Bankruptcy as specified in Article XX; (e) Tenant’s dissolution or liquidation; (f) any Environmental Default as specified in Section 6.3; or (g) any sublease, assignment or mortgage not permitted by Article VII.
     19.2. If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant’s liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant’s default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease is terminated or any such suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys’ fees and costs, brokerage fees, expenses incurred in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time. Tenant also shall be liable for additional damages which at Landlord’s election s hall be either: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant’s default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term); or (b) an amount equal to the difference between (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant’s default through the end of the scheduled Lease Term, and (ii) the fair market value rental of the Premises over the same period (net of all expenses (including attorneys’ fees) and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), as determined by Landlord in nits sole and absolute discretion, which difference s hall be discounted at a rate equal to one (1) whole percentage point above the prime rate published in the Money Rates section of the Wall Street Journal, and which resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. Tenant s hall pay all expenses (including attorneys’ fees) incurred by Landlord in connection with or as a result of any Event of Default whether or not a suit is instituted. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease (including, without limitation, the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein). Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord s hall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession. Notwithstanding anything contained in this Lease to the contrary, the amount of any damages or awards collectible by Landlord with respect to Base Rent and additional rent due under this Lease shall be limited to one-year’s worth of Base Rent and additional rent due under the Lease from and after the Event of Default plus the unpaid Base Rent and additional rent due under the Lease through the date of the Event of Default.
     19.3. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other rights or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall constitute a waiver of any such or subsequent rights, remedies of obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.
     19.4. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waive of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.
     19.5. If Tenant fails to make any payment to any third part or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the “Default Rate”) equal to the greater of eighteen percent (18%) per annum or the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.
     19.6. If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the fifth (5th) day after the date such payment is due and payable (without regard to any grace period that may be specified in Section 19.1) under this Lease, then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Notwithstanding any of the foregoing to the contrary, Landlord shall waive such late fee (but not the interest payable pursuant to the preceding sentence) the first (1st) time in each calendar year that Tenant fails to make a payment when due, provided such payment is made before the expiration of the grace period specified in Section 19.1(a). Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.
     19.7. [Reserved]
     19.8. If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.
ARTICLE 20
BANKRUPTCY
     20.1. An “Event of Bankruptcy” is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant’s obligations hereunder

(including, without limitation, any general partner of Tenant (a “General Partner”)) or any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”) or under the insolvency laws of any state (the “Insolvency Laws”) other than in connection with the bankruptcy proceeding pending as of the date of this Lease (i.e., Case #05-12801 filed in the United States Bankruptcy Court, Eastern District of Virginia on September 8, 2005) the “Pending Bankruptcy”); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person other than in connection with the Pending Bankruptcy; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws other than in connection with the pending Bankruptcy; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws other than in connection with the Pending Bankruptcy, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors other than in connection with the Pending Bankruptcy; (f) such person submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; (g) or any admission by Tenant or Guarantor of its inability to pay debts as they become due other than in connection with the Pending Bankruptcy. At any time upon not less than five (5) days’ prior written notice, Tenant shall submit such information concerning the financial condition of Tenant, a Guarantor or any other person liable for Tenant’s obligations as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.
     20.2. Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the “Case”) in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord’s right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, “Trustee”) to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Leases, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee desires to assume and assign this Lease to any person who shall have made a bona fide offer, then Trustee shall give Landlord written notice of such proposed assignment (which notice shall set forth the name and address of such person, all of the terms and conditions of such offer, and the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease) no later than fifteen (15) days after receipt by Trustee of such offer, but in no event later than thirty (30) days prior to the date Trustee shall make application to the appropriate court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Trustee given at any time prior to the effective date of such proposed assignment, to accept (or to cause Landlord’s designee to accept) an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for he assignment of this Lease. If Trustee fails assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate protection of Landlord’s right, title and interest in and to the Premises, and adequate assurance of future performance, shall require, among other things, that the following minimum criteria be met: (1) Tenant’s gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant’s monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the building; (7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.
ARTICLE 21
SUBORDINATION
     21.1. This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively,

“Mortgage”), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. Said subordination and the provisions of this Section shall be self-operative and no further instrument of subordination shall be required by the holder of any Mortgage. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.
     21.2. Tenant shall at Landlord’s request promptly execute any requisite or appropriate document confirming such subordination. Tenant appoints Landlord as Tenant’s attorney-in-fact to execute any such document for Tenant. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure of otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord’s interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant s hall execute, acknowledge and deliver any requisite or appropriate document submitted to tenant confirming such attornment.
     21.3. If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant’s use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant’s receipt thereof.
ARTICLE 22
HOLDING OVER

     22.1. Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will require an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent payable by Tenant hereunder shall be increased to equal the greater of (1) fair market rent for the entire Premises, or (2) double the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto.
ARTICLE 23
COVENANTS OF LANDLORD
     23.1. Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord, or anyone claiming by, through or under Landlord.
     23.2. Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building not in consistent with Tenant’s permitted use of the Premises; (e) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to subdivide the Land or to combine the Land with other lands; (g) to relocate any parking areas designated for Tenant’s use; (h) if Tenant vacates the Premises prior to the expiration of the Lease Term, to make

Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, additional rent and other sums due under this Lease through such expiration; (i) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (j) to prohibit smoking in the entire Building or portions thereof (including the Premises), so long as such prohibitions are in accordance with applicable law; and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work is as required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises and Tenant shall have no claim against Landlord in connection therewith.
ARTICLE 24
PARKING
     24.1. Tenant shall have the right to utilize the Building’s parking facilities (which facilities are provided at the rate of four (4) parking spaces per one thousand (1,000) square feet of rentable area), at no charge, on a non-exclusive and unreserved basis with other tenants of the Building for the parking of standard-sized passenger automobiles and upon such terms and conditions as may from time to time be established by Landlord. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. If Landlord, in its sole and absolute discretion, grants to any other tenants of the Building the exclusive right to use any particular parking spaces, then neither Tenant nor its employees or visitors shall use such spaces. Tenant shall not use parking areas for the servicing or overnight storage of vehicles. Tenant shall not assign, sublet or transfer any rights with respect to the parking facilities. Landlord reserves the right to institute either a valet parking system or a self-parking system. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, for any damage or loss to any automobiles parked in the parking facilities or to any personal property located therein, or for any injury sustained by any person in or about the parking facilities. Landlord reserves the right to close the parking facilities during periods of unusually inclement weather or for repairs. Landlord shall not be liable to Tenant and this Lease shall not be affected if any parking rights hereunder are impaired by any Law imposed after the Lease Commencement Date.
ARTICLE 25
GENERAL PROVISIONS
     25.1. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

     25.2. Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant’s business address after Tenant vacates the Premises, or do or permit to be done anything in connection with Tenant’s business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.
     24.3. Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Brokers. Landlord acknowledges that Landlord shall pay any commission or fee due to the Brokers pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commission asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Brokers. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt other than the Brokers.
     24.4. At any time and from time to time, upon not less than five (5) days’ prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligations, and if so, specify the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any other of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant’s failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true and accurate.
     25.5. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS

LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE, TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.
     25.6. All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefore), on the next business day after deposit with a recognized overnight delivery service or on the second day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Notice Address specified in Article I, with a copy to DLA Piper Rudnick Gray Cary US LLP, 1200 Nineteenth Street, N.W., Washington, D.C. 20036, Attention: Frederick L. Klein, Esq.,: (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of such notice to such holder, and no such notice shall be considered duly sent unless such copy is no sent to such holder. Any such holder shall have thirty (30) days after receipt of such notice to cure any Landlord default before Tenant may exercise any remedy. Any cure of Landlord’s default by such holder shall be treated as performance by Landlord.
     25.7. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid an enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.
     25.8. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

     25.9. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.
     25.10. This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters, of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducements, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all exhibits attached hereto. Tenant shall at Landlord’s request promptly execute any requisite document, certificate or instrument that is reasonably necessary or desirable to clarify or carry out the force and effect of any term or condition of, or obligation of Tenant under, this Lease.
     25.11. This Lese shall be governed by the Laws of the jurisdiction in which the Building is located, without regard to the application of choice of law principles. There shall be no presumption that this Lease be construed more strictly against the party who itself or through its agent prepared it (it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease). No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall be construed to waive Landlord’s right to insist on Tenant’s strict performance of the terms of this Lease.
     25.12. Headings are used for convenience and shall not be considered when construing this Lease.
     25.13. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.
     25.14. Time is of the essence with respect to each of Tenant’s obligations hereunder.
     25.15. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.
     25.16. Neither this Lease nor a memorandum thereof shall be recorded.
     25.17. Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building without Tenant’s consent, provided such changes or modifications do no materially and adversely change the character of the Building.

     25.18. The rentable area in the Building and in the Premises shall be determined by Landlord’s architect and as of the date hereof in accordance with the most recent standards adopted by the Building Owners’ and Managers’ Association for commercial office buildings.
     25.19. Except as otherwise provided in t his Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.
     25.20. Tenant’s liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.
     25.21. If Landlord is in any way delayed or prevented from performing any of its obligations due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord’s reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.
     25.22. Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.
     25.23. The deletion of any printed, typed or other portion of this Lease shall not evidence the parties’ intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.
     25.24. At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.
     25.25. Tenant and the person executing and delivering this Lease on Tenant’s behalf each represent and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; that is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled by the U.S. Government for the purpose of identifying suspected terrorists, and Tenant is not engaging in the transaction on behalf of any such individual or entity; that Tenant is not in violation of any anti-money laundering Law; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.
     25.26. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.
     25.27. For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease. For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord’s resident agent is Edward R. Parker, c/o CT Corporation, 5511 Staples Mill Road, Richmond, Virginia 23228.
[EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

JUSTICE FEDERAL CREDIT UNION

	By:		[SEAL]

Name:

Title:

WITNESS/ATTEST:	TENANT:

XYBERNAUT CORPORATION

	By:		[SEAL]

Name:

Title:

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